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                                                                  Exhibit 11(ii)


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees of
      the Fifth Third Funds:

We consent to the reference to our firm under the heading "Financial Highlights-Fifth Third Cardinal Fund" and "Financial Highlights-Fifth Third Tax Exempt Money Market Fund" in the prospectuses which are included in Post-Effective Amendment No. 29 to this Registration Statement on Form N- 1A filed by Fifth Third Funds under the Securities Act of 1933, as amended.


                                                 /s/ KPMG PEAT MARWICK LLP
                                                 -------------------------
Columbus, Ohio
October 29, 1998